CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.04
(c)	13.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.01; 13.06
(b)	N.A.
(c)(1)	13.05
(c)(2)	13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.02
(b)	N.A.
(c)	13.02

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.